As filed with the Securities and Exchange Commission on May 25, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	47-2386428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
(781) 531-1000
(Address of principal executive offices)
Dynatrace, Inc. 2019 Equity Incentive Plan
Dynatrace, Inc. 2019 Employee Stock Purchase Plan
(Full title of the plans)
______________________________________________________________
Nicole Fitzpatrick
Senior Vice President, General Counsel & Secretary
Dynatrace, Inc.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
(781) 531-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth J. Gordon
Joseph C. Theis, Jr.
Aaron J. Berman
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 relating to the 2019 Equity Incentive Plan, as amended (the “Equity Plan”) and the 2019 Employee Stock Purchase Plan (the “ESPP”) of Dynatrace, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-232950) of the Registrant is effective.
The number of shares reserved under the Equity Plan is subject to an automatic increase or evergreen provision on the first day of each fiscal year, beginning on April 1, 2020 and continuing on each April 1 thereafter, by an amount equal to the lesser of: (a) 4% of the number of shares of Common Stock issued and outstanding on the immediately preceding March 31; and (b) an amount determined by the Registrant’s board of directors.
The number of shares reserved and available for issuance under the ESPP is subject to an automatic increase or evergreen provision on the first day of each fiscal year, beginning on April 1, 2020 and continuing on each April 1 thereafter, by an amount equal to the lesser of: (a) 1% of the issued and outstanding shares of Common Stock on the immediately preceding March 31; (b) 3,500,000 shares of Common Stock; and (c) such other amount as may be determined by the Registrant’s board of directors.
As of March 31, 2023, the Registrant had 290,411,108 shares of Common Stock issued and outstanding.
Accordingly, this Registration Statement registers an additional 11,616,444 shares of Common Stock that became available for grant and issuance under the Equity Plan pursuant to its evergreen provision, and an additional 2,904,111 shares of Common Stock that became available for grant and issuance under the ESPP pursuant to its evergreen provision, in both cases as of April 1, 2023.
The information contained in the Registrant’s Registration Statement on Form S-8 (File No. 333-232950) relating to the Equity Plan and ESPP filed with the Securities and Exchange Commission on August 1, 2019 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” and except to the extent supplemented or amended or superseded by the information set forth herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-232558), filed with the SEC on July 22, 2019).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 21, 2023).
4.3
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-232558), filed with the SEC on July 22, 2019).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of BDO USA, LLP.
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2019 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report on Form 10-K, filed on May 28, 2021)
99.2
Forms of award agreements under the 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1/A (File No. 333-232558), filed with the SEC on July 30, 2019).

99.3
2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-232558), filed with the SEC on July 22, 2019).

107*	Calculation of Filing Fee Table
__________________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on May 25, 2023.

DYNATRACE, INC.

By:	/s/ Rick McConnell
Rick McConnell Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Rick McConnell, James Benson and Nicole Fitzpatrick as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Rick McConnell	Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2023
Rick McConnell
/s/ James Benson	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 25, 2023
James Benson
/s/ Alicia Allen	Chief Accounting Officer (Principal Accounting Officer)	May 25, 2023
Alicia Allen
/s/ Jill Ward	Director, Board Chair	May 25, 2023
Jill Ward
/s/ Seth Boro	Director	May 25, 2023
Seth Boro
/s/ Michael Capone	Director	May 25, 2023
Michael Capone
/s/ Ambika Kapur	Director	May 25, 2023
Ambika Kapur
/s/ Stephen Lifshatz	Director	May 25, 2023
Stephen Lifshatz
/s/ Steve Rowland	Director	May 25, 2023
Steve Rowland
/s/ Kenneth Virnig	Director	May 25, 2023
Kenneth Virnig
/s/ Kirsten Wolberg	Director	May 25, 2023
Kirsten Wolberg